UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

West Virginia	0-16761	55-0650793
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization		Identification No.)

P.O. Box 929
Petersburg, WV	26847
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 257-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 8, 2008, the Board of Directors of Highlands Bankshares, Inc. (the “Company”) approved amendments to the Company’s bylaws, which became effective on that date.  A new Section 9 was added to Article I of the bylaws, which contains advance notice provisions for stockholders desiring to bring business before an annual meeting of stockholders or to nominate persons for election as directors of the Company at a meeting of stockholders.  Sections 2 and 7 of Article I of the bylaws were amended to allow stockholders to vote by proxy electronically and to allow the Company to send notices of stockholder meetings via electronic transmission, in each case if the Company so chooses.  In addition, Section 1 of Article V of the bylaws was amended to allow the Company to issue shares of stock without stock certificates if the Company so chooses.

New Section 9(a) of Article I of the bylaws provides that a stockholder’s notice of an item of business to be brought before an annual meeting of stockholders must be received by the Company in writing by the close of business on the 90th day before the first anniversary of the preceding year’s annual meeting of stockholders, provided, however, that if the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, the stockholder’s notice must be received by the Company by the later of the 90th day before the date of the annual meeting or the tenth day after the first to occur of the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was first made by the Company.  The stockholder’s notice must contain the information specified in Section 9(a).  This notice procedure is in addition to the procedures for submitting a shareholder proposal for inclusion in the Company’s proxy materials under Rule 14a-8 of the Securities and Exchange Commission.

New Section 9(b) of Article I of the bylaws provides that a stockholder’s notice of nominations of persons for election as directors at a meeting of stockholders must be received by the Company in writing by the 90th day before the date of the meeting, provided, however, that if less than 100 days’ notice or public announcement of the date of the meeting is given or made to stockholders by the Company, the stockholder’s notice must be received by the Company by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed by the Company or the day on which public announcement of the date of the meeting was first made by the Company, whichever first occurs.  The stockholder’s notice must contain the information specified in Section 9(b).

The above description of the amendments to the Company’s bylaws is qualified in its entirety by reference to the full text of the Company’s amended and restated bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Highlands Bankshares, Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: January 9, 2008	/s/R. Alan Miller
R. Alan Miller, Finance Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Highlands Bankshares, Inc. Amended and Restated Bylaws